                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported: February 1, 1996


                   NEW ENGLAND ELECTRIC SYSTEM

        (exact name of registrant as specified in charter)



Massachusetts             1-3446             04-1663060
(state or other          (Commission        (I.R.S. Employer
jurisdiction of           File No.)         Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)

Item 5.  Other Events
_____________________

     As previously disclosed by New England Electric System
(NEES) and its subsidiaries, the electric utility business is being subjected to rapidly increasing competitive pressures.
Each of the states in which the retail subsidiaries of NEES serve electric customers has been considering various proposals for allowing electric customers greater choice over their electricity supplier. The following is an update of activity occurring in the NEES Companies service territories. This Form 8-K should be read in conjunction with NEES's annual and quarterly disclosure.

Rhode Island
     On February 7, 1996, the Speaker and Majority Leader of the House of Representatives of the Rhode Island Legislature are expected to announce the filing of legislation which would allow electric consumers in Rhode Island to choose their power supplier. The Narragansett Electric Company (Narragansett), a NEES subsidiary, serves approximately 75 percent of the electric customers in Rhode Island. New England Power Company (NEP), another NEES subsidiary, is Narragansett's all-requirements wholesale supplier of electricity. Sales by NEP to Narragansett constitute approximately 22 percent of NEP's revenues. Under the proposed legislation, large manufacturing customers and new large non-manufacturing customers would gain access to alternative power suppliers over a two year period beginning in 1998. These customers represent approximately 14 percent of Narragansett's, or 3 percent of the NEES Companies', retail kilowatthour (kwh) sales. The balance of Rhode Island customers would gain access over a two year period beginning in the year 2000, or earlier, if consumers of 50 percent of the electricity in New England gain similar rights to choose their power supplier. The NEES Companies support the proposed legislation.

     A key provision of the legislation authorizes utilities to recover the cost of past generation commitments through a transition access charge on utility transmission and distribution wires. The legislation divides those past commitments into four categories: generating plant commitments, regulatory assets, power contracts, and nuclear costs independent of plant operation. Generating plant commitments and regulatory assets would be recovered over 12 years. The return on equity on unrecovered costs would be reduced to the rate on long-term "BBB" rated utility bonds (currently approximately 8 percent), plus an additional one percent if 50 percent of the New England electricity market has not been opened to retail competition prior to the year 2000. This lower return on equity will reduce the total access charge in Rhode Island over the period by up to $40 million on a present value basis when compared to the allowed return on equity. Power contract costs and nuclear costs independent of operation would be recovered as incurred over the life of those obligations, which is expected to be longer than 12 years. The legislation would fix the access charge at 3 cents per kwh for the period 1998 through 2000. Thereafter, the access charge would vary, but is expected to decline. With the exception of the reduced return on equity, the legislation is generally consistent with the "Choice: New England" plan proposed by the NEES Companies in 1995.

     The legislation also establishes performance based rates for distribution utilities, including Narragansett. Under the legislation, for the period 1997 to 1999, Narragansett would be entitled to annually increase its distribution rates by approximately $10 million per year, less any increases in wholesale base rates passed on to Narragansett by NEP. For those three years, Narragansett's return on equity would be subject to a floor of 6 percent and a ceiling of 11 percent. Earnings over the ceiling would be shared equally between customers and shareholders up to an absolute cap on return on equity of 12.5 percent. To the extent that earnings fall below the floor, Narragansett would be authorized to surcharge customers for the shortfall.

     If the legislation is enacted, implementation of the access charges would be subject to review by the Rhode Island Public Utilities Commission and the Federal Energy Regulatory Commission
(FERC). There can be no assurance that the final legislation, or the implementation thereof, will include access charges that would recover all costs which may be stranded. In addition, the access charge proposed under "Choice: New England" and the proposed legislation recovers only sunk costs such as plant expenditures and contractual commitments. Because of a regional surplus of electric generation capacity, current wholesale power prices in the short-term market are based on the short-run fuel costs of generating units. Such wholesale power prices are not currently providing a significant contribution toward other marginal costs, such as operation and maintenance expenses. NEES expects this situation to continue in a retail market, particularly if only a single state such as Rhode Island adopts retail access. Revenues will also be affected by the NEES Companies' ability to retain existing customers and attract new customers in a competitive environment. As a result of the pressure on market prices and market share, it is likely that implementation of "Choice: New England" or the proposed legislation will result in losses of revenue for an indeterminate period and an increase in revenue volatility.

     Electric utility rates have historically been based on a utility's costs. As a result, electric utilities are subject to certain accounting standards that are not applicable to other business enterprises in general. Financial Accounting Standard No. 71, Accounting for the Effects of Certain Types of Regulation (FAS 71), requires regulated entities, in appropriate circumstances, to establish regulatory assets and liabilities, and thereby defer the income statement impact of certain costs that are expected to be recovered in future rates. However, the effects of regulatory, legislative or utility initiatives, such as the proposed legislation or "Choice: New England", could, in the near future, cause all or a portion of the operations of the NEES companies to cease meeting the criteria of FAS 71. In that event, the application of FAS 71 to such operations would be discontinued and a non-cash write-off of previously established regulatory assets and liabilities related to such operations would be required . At December 31, 1995, NEES had consolidated pre-tax regulatory assets (net of regulatory liabilities) of approximately $600 million, of which about $500 million is related to its subsidiaries' generation business (including approximately $200 million related to oil and gas properties regulated as part of the generation business), and about $100 million is related to its subsidiaries' transmission and distribution businesses.

      If competitive or regulatory change should cause a substantial revenue loss or lead to the permanent shutdown of any generating facilities, a substantial write-down of plant assets could be required pursuant to Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (FAS 121).

     Consideration by the House and Senate of the proposed legislation is expected to be completed by the summer of 1996.

New Hampshire
     On February 1, 1996, the New Hampshire House of Representatives passed a bill which would require utilities to file plans by June 1996 with the New Hampshire Public Utilities Commission (NHPUC) to provide customers with access to alternative suppliers. The bill contains ambiguous language on the rights of utilities to recover the costs of past commitments which may be stranded as a result of such access. The bill allows the NHPUC to impose a plan on utilities if none is agreed to prior to July 1997. If enacted into law, the bill would apply to Granite State Electric Company, a NEES subsidiary, representing approximately 3 percent of NEES and NEP revenues. The impact of the legislation on Granite State is uncertain at this time.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                              NEW ENGLAND ELECTRIC SYSTEM


                                  s/Alfred D. Houston
                              By
                                  Alfred D. Houston
                                  Executive Vice President and
                                  Chief Financial Officer


Date:  February 7, 1996










The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.